Exhibit 4.3

ADVANCED DRAINAGE SYSTEMS, INC.

TERMINATION OF AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Termination of Amended and Restated Stockholders’ Agreement (this “Termination”) amends, effective as of             , 2014, that certain Amended and Restated Stockholders’ Agreement dated as of September 27, 2010 (as amended from time to time, the “Agreement”) by and among Advanced Drainage Systems, Inc., a Delaware corporation (“ADS”), and the Stockholders (as defined in the Agreement). Capitalized terms used but not defined in this Termination shall have the respective meanings set forth in the Agreement.

WHEREAS, Section 6.4 of the Agreement provides that the Agreement shall not be modified or amended except by written agreement of ADS and each of (a) the American Securities Group (as long as the American Securities Group is a Major Stockholder), (b) the Chlapaty Trustee (as long as the Chlapaty Group is a Major Stockholder) and (c) the holders of not less than seventy-five percent (75%) of the then-outstanding ADS Common Stock held by Stockholders; and

WHEREAS, the undersigned, being ADS and each of (a) the American Securities Group, (b) the Chlapaty Trustee and (c) the holders of not less than seventy-five percent (75%) of the presently-outstanding ADS Common Stock held by Stockholders, desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises, the covenants contained herein, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the undersigned agree as follows.

§1. Amendment. The Agreement is hereby terminated, canceled and of no further force or effect, effective as of the date first set forth above.

§2. Governing Law. This Termination shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

§3. Counterparts. This Termination may be executed in one or more counterparts (including by means of PDF or facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Termination effective as of the date first above written.

ADVANCED DRAINAGE SYSTEMS, INC.

By:
	Mark B. Sturgeon, EVP & CFO	Joseph A. Chlapaty

JOSEPH A. CHLAPATY TRUST

By:
Joseph A. Chlapaty, Trustee

		By:	Fifth Third Bank, Trustee

By:
Name:
Title:

ASP ADS INVESTCO, LLC

		By:	ASP MANAGER CORP., its Manager

By:
Name:
Title:

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